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                                                                 EXHIBIT 10.19

                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT
                                      AND
                               CONSENT AND WAIVER

                            (NORWEST AND FOOD FUND)

       This Amendment No. 2 to Stock Purchase Agreement and Consent and Waiver of Right ("Amendment, Consent and Waiver") is dated as of March 14, 1997 by and among Packaged Ice, Inc., a Texas corporation (the "Company"), and the persons named on Exhibit A attached hereto and incorporated herein by reference (the "Consenting Shareholders").

                              W I T N E S S E T H

       WHEREAS, the Consenting Shareholders purchased shares of the Company's common stock, $.01 par value (the "Common Stock") and Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), pursuant to a Stock Purchase Agreement dated as of September 20, 1995 (the "Stock Purchase Agreement"), which Stock Purchase Agreement is incorporated herein by reference; and

       WHEREAS, defined terms used herein shall have the meanings given to such terms in the Stock Purchase Agreement unless otherwise defined herein; and

       WHEREAS, Article 4 of the Stock Purchase Agreement contains certain continuing covenants of the Company; and

       WHEREAS, the Company is desirous of obtaining a waiver and estoppel from the Consenting Shareholders that all of the covenants have been met to their satisfaction; and

       WHEREAS, Article 8 of the Stock Purchase Agreement grants the Consenting Shareholders the right of first refusal to purchase additional securities; and

       WHEREAS, the Preferred Stock Series Designation providing for the issuance of the Series A Preferred Stock (the "Certificate of Designation") contains anti-dilution rights relative to issuances of capital stock at a price of less than $5.56 per share; and

       WHEREAS, the Company is desirous of issuing, on or before May 31, 1997, up to 1,000,000 shares of Common Stock in connection with the acquisitions of Mission Party Ice, Inc., South Texas Packaged Ice, Inc., and Southwestern Ice, Inc. at an agreed price of $10.00 per share, to A.J. Lewis, III, Liza B. Lewis, Robert G. Miller, Dale M. Johnson and Alan Bernstein, et al (such issuances of Common Stock shall hereinafter collectively be referred to as the "Acquisitions Issuance"); and

       WHEREAS, the Company is desirous of issuing a minimum of $50 million in investment units (the "Units") to institutional investors pursuant to a private offering managed by Jefferies & Company, Inc., with Units to consist of senior notes due 2004 ("Notes") and warrants (the "Unit
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Warrants") granting the institutional investors the right to purchase shares of
Common Stock at an exercise price of $.01 per share (such issuance of Unit Warrants shall hereinafter be referred to as the "Units Issuance "); and

       WHEREAS, the Consenting Shareholders are desirous of consenting to the Acquisitions Issuances and the Units Issuance, waiving their rights to purchase their Pro Rata Share of each of the Acquisitions Issuance and the Units Issuance, and amending the definition of "New Securities";

       WHEREAS, the Consenting Shareholders are desirous of waiving their rights to an adjustment of the conversion price of the Series A Preferred Stock as a result of the issuance of the Unit Warrants; and

       WHEREAS, the Consenting Shareholders are desirous of providing their consent to the granting of demand registration rights in connection with the Acquisitions Issuance and the Units Issuance and the Notes.

       NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, the parties hereto hereby agree as follows:

       1. Each of the undersigned Consenting Shareholders hereby (i) confirms that all of the covenants set forth in Article 4 of the Stock Purchase Agreement have been met to their satisfaction, and (ii) hereby waives any and all noncompliances by the Company with respect to said covenants.

       2. Each of the undersigned Consenting Shareholders hereby consents to the issuance of the Notes, the Acquisitions Issuance and the Units Issuance, and hereby waives his or her right to purchase his or her Pro Rata Share of each of the Acquisitions Issuance and the Units Issuance and any and all Common Stock issued as a result of the exercise of the Unit Warrants.

       3. Other than with respect to the Acquisitions Issuance and the Units Issuance, the parties agree that this Amendment, Consent and Waiver shall not be construed to be a consent and/or waiver of Article 8 of the Stock Purchase Agreement for any sale and purchase of any other New Securities.

       4. The Stock Purchase Agreement is hereby amended by amending and restating Section 8.2 thereof as follows:

              8.2 Definition of New Securities. "New Securities" shall mean any capital stock, any rights, options or warrants to purchase or subscribe for capital stock, and any securities or other instruments of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock, which are issued for cash; provided, however, that "New Securities" shall not include (i) securities offered and sold by the Company pursuant to a Public Offering (as hereinafter defined); (ii)





                                       2
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       shares of the Company's Common Stock (or related options or rights)
       issued to the Company's employees and directors pursuant to a plan adopted by the Board of Directors; (iii) Common Stock issued by the Company upon the conversion of the Series A Preferred Stock or Series B Preferred Stock of the Company; (iv) shares of the Company's capital stock issued in connection with any existing option or right listed on the Disclosure Schedule, stock split or stock dividend by the Company; and (v) Common Stock issued by the Company upon the exercise of the Unit Warrants (as defined in Amendment No. 2 to Stock Purchase Agreement and Consent and Waiver of Right to Purchase Additional Securities).

       5. Each of the Consenting Shareholders agrees that the issuance of the Unit Warrants and the issuance of Common Stock upon the exercise thereof shall not constitute an issuance of "Additional Shares of Common Stock" for the purposes of Sections 4(e) and (f) of the Certificate of Designation, and that the Conversion Price (as therein defined) shall not be adjusted as a result of the issuance of the Unit Warrants or the exercise thereof.

       6. Each of the Consenting Shareholders consents to the execution and delivery by the Company of registration rights agreements with respect to the Notes, and with respect to Common Stock issued pursuant to the Acquisitions Issuance and/or the Units Issuance, with such registration rights agreements to be in such forms as the Company's Board of Directors determines to be reasonable and appropriate. This consent is made pursuant to Section 15 of that certain Registration Rights Agreement dated September 20, 1995 as amended as of January 17, 1997 by and among the Company and the Consenting Shareholders.

       7. Except as expressly amended hereby, the Stock Purchase Agreement is hereby ratified and confirmed in every respect and shall remain in full force and effect in accordance with its terms.

       8. The amendment set forth herein shall be effective when executed by the Company and all of the Consenting Shareholders.

       9. This Amendment, Consent and Waiver shall be construed and enforced in accordance with the laws of the State of Texas.

       10. This Amendment, Consent and Waiver may be executed in one or more counterparts, all of which shall together constitute a single agreement. A facsimile of an executed counterpart signature page shall be deemed to be an original executed counterpart signature page.

       Executed effective March 14, 1997:



                            PACKAGED ICE, INC.



                            By:
                               --------------------------------------------
                                   James F. Stuart, Chief Executive Officer



                             SIGNATURE PAGE FOLLOWS





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                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT
                                      AND
                               CONSENT AND WAIVER

                            (NORWEST AND FOOD FUND)

               CONSENTING SHAREHOLDERS COUNTERPART SIGNATURE PAGE


       Executed effective March 14, 1997:





                            --------------------------------------------------
                            Name of Investor if Entity/Signature if Individual


                            By:
                               -----------------------------------------------

                            Title:
                                  --------------------------------------------


                            --------------------------------------------------
                            Please type or print name






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                                   EXHIBIT A




=============================================================================
    CONSENTING SHAREHOLDERS' NAMES AND      SHARES OF COMMON STOCK
             ADDRESSES                      AND SERIES A PREFERRED
                                           STOCK ISSUED UNDER STOCK
                                              PURCHASE AGREEMENT
-----------------------------------------------------------------------------
  Norwest Equity Partners V,                  378,000 Shares Common Stock
  a Minnesota Limited Partnership          405,000 Shares Series A Preferred
  2800 Piper Jaffray Tower                               Stock
  222 South Ninth St.
  Minneapolis, MN 55402-3388
-----------------------------------------------------------------------------
  Food Fund II Limited Partnership            42,000 Shares Common Stock
  5720 Smetana Drive, Suite 300            45,000 Shares Series A Preferred
  Minnetonka, MN 55343                                   Stock
=============================================================================